EXHIBIT 10.7(d)

SCHEDULE A TO EXHIBIT 10.7(a)

The following individuals entered into Executive Deferred Compensation Plans with The Ohio Valley Bank Company identified below which are identical to the Executive Deferred Compensation Plan, dated December 18, 2012, between Thomas E. Wiseman and The Ohio Valley Bank Company filed herewith.

Name	Date of Agreement

Scott W. Shockey	December 18, 2012